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                   ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                                  POWER OF ATTORNEY

                                   Donald R. Frahm
                                   Bruce D. Gardner
                                   Joseph H. Gareau
                                    Joseph Kanarek
                                   Thomas M. Marra
                                   Lowndes A. Smith
                                 Lizabeth H. Zlatkus

do hereby jointly and severally authorize Lynda Godkin and/or Margaret E. Hankard and Marianne O'Doherty to sign as their agent, any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the ITT Hartford Life and Annuity Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.


        /s/Donald R. Frahm                          /s/Lowndes A. Smith
--------------------------------------       -----------------------------------
           Donald R. Frahm                             Lowndes A. Smith


        /s/Bruce D. Gardner                          /s/Lizabeth H. Zlatkus
--------------------------------------       -----------------------------------
           Bruce D. Gardner                             Lizabeth H. Zlatkus


        /s/Joseph H. Gareau
--------------------------------------
           Joseph H. Gareau


        /s/Joseph Kanarek
--------------------------------------
           Joseph Kanarek


        /s/Thomas M. Marra
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           Thomas M. Marra




Dated:  December 3, 1996
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